UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2007

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant’s telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains a number of forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about the performance of Avid Technology, Inc. (the “Company”). For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, many of which are beyond the Company’s control, including the risk factors disclosed previously and from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent the Company’s estimate only as of the date of this filing and should not be relied upon as representing the Company’s estimate as of any subsequent date. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Item 2.02.	Results of Operations and Financial Condition.

On July 26, 2007, the Company announced its financial results for the quarter ended June 30, 2007. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On July 26, 2007, the Company announced a corporate restructuring plan, approved by the Company’s Board of Directors on July 23, 2007, that is intended to enable the Company’s Professional Video and Consumer Video business units to better serve their respective customers.

In connection with the restructuring, the company intends to eliminate duplicative business functions, improve operational efficiencies and better align key business skill sets with future opportunities. The restructuring will include an reduction in force of approximately 150 positions across the Company. The restructuring will also include the reduction of office space at the Company’s facilities in Tewksbury, Massachusetts; Mountain View, California; and Munich, Germany. The Company anticipates that it will complete the restructuring by January 2008.

In connection with the restructuring, the Company expects to incur, (i) with respect to its Professional Video business unit, expenses relating to termination benefits of $2.9 million to $3.5 million, expenses relating to facilities reduction of $2.8 million to $3.5 million and other miscellaneous expenses of $0.5 to $1.0 million, and (ii) with respect to its Consumer Video business unit, expenses relating to termination benefits of $1.4 million to $1.6 million and expenses relating to facilities reduction of $0.4 million. The Company expects to incur total expenses relating to the restructuring of $8.0 million to $10.0 million, which, with the exception of miscellaneous expenses of up to $0.5 million, represent cash expenditures. The Company expects to record the majority of these restructuring charges in the quarter ending September 30, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release issued by the Company on July 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2007	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Joel Legon Joel Legon Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company dated July 26, 2007.

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